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                                                             EXHIBIT 10.5





                                 BAYBANKS, INC.
                                 --------------

                    INCENTIVE COMPENSATION PLAN DESCRIPTION
                    ---------------------------------------

                                     Issues
                                     ------


         The issues covered in this document include:


           I.   Participation in the Incentive Compensation Plan

          II.   Award formula

         III.   Payout of incentive awards

          IV.   Plan administration

           V.   Change in Control
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                                 BAYBANKS, INC.
                                 --------------


                    INCENTIVE COMPENSATION PLAN DESCRIPTION
                    ---------------------------------------




                                October 27, 1994
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                                 BAYBANKS, INC.
                                 --------------

                    INCENTIVE COMPENSATION PLAN DESCRIPTION
                    ---------------------------------------


I.       Participation
         -------------

         Prior to the commencement of a plan year the management of BayBanks, Inc. will select the participants in the Plan for the coming plan year. Certain open positions also may be designated as carrying with them eligibility for incentive compensation.

         In general, participation is dependent on the degree to which a position has those characteristics that suggest a discernible and significant effect on profits can result from job performance. Thus participation runs more to the job than to the individual, and a person once selected will generally participate as long as he or she holds such a position. A person will be selected only if it is clear that he or she will be able to complete a particular plan year. Once selected, a participant will qualify for an award only if he or she remains employed by BayBanks at the end of that plan year.

         During the plan year, an individual who is hired into a position that has been designated as eligible for incentive compensation may be allowed to participate in the Plan on a pro-rated basis for the duration of the plan year if such plan participation has been pre-approved by the BayBanks, Inc. Chairman and provided for in the employment offer letter.

         The BayBanks, Inc. Corporate Compensation Committee will approve award eligibility levels for participants based upon the recommendation of BayBanks, Inc. management.

         The Board of Directors of BayBanks, Inc. is the final determinant of plan participation and any modification or exceptions to any aspects of the Plan or its administration.

II.      Award Formula
         -------------

         The incentive compensation program is designed to meet three requirements:

         . The Plan should have a balance between overall corporate performance and individual performance.

         . The formulation of awards should focus both on external comparisons and on internal standards and objectives.

         . The program should contain qualitative as well as quantitative measures.

         Incentive awards will be determined by a combination of individual and corporate performance factors.
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         A.  Corporate Performance - Weighted 1/3
             ------------------------------------

         The measures used to assess the corporate performance of BayBanks, Inc. are:

             1. The accomplishment of earnings objectives as reflected in the Company's annual budget

             2. The Company's Return on Earning Assets (ROEA) and Return on Equity (ROE)

         The Board will use such external comparisons as may be appropriate (e.g., the Keefe Bank Index of Money Center Regional Banks, or indices composed solely of New England Banks or solely of selected Regional Banks) to test the comparative adequacy of the Company's ROEA and/or ROE.

         B.  The Individual Performance Factor - Weighted 2/3
             ---------------------------------

         The individual performance factor is expressed as the sum of two percentage ratings, one based on attainment of goals and objectives (0-50%) and one on judgmental evaluation (0-50%).

             1.   Goals and Objectives (0-50%)
                  --------------------

         The yardsticks for measurement of individual performance will vary depending upon the characteristics of the individual's job. Participants will be measured based upon task accomplishment or sales or other goals that will be put in writing and discussed with each of them at the beginning of a plan year. In the case of a Chief Executive Officer these may include measures similar to those used for corporate performance as described above e.g., a bank's ROEA/ROE) and earnings or profit margin performance against goals or budget.

             2.   Judgmental Factors (0-50%)
                  ------------------

         In addition to performance measurement against established goals and objectives, Plan participants also will be evaluated based on broader judgmental considerations that might include, for example, their overall leadership, support for organizational and Company-wide objectives, quality of individual initiatives, effectiveness in responding to new developments during the course of the year, and personal growth -- among others. The judgmental factor reflects management assessment of the character of an individual's contribution to his or her assigned area of responsibility and to the Company generally.

         C.  Application
             -----------

         Awards are determined by the product of corporate and individual performance factors. Based on measures of corporate performance, the Board in its sole discretion establishes a percentage ranging from 66-2/3% to 100% as the factor for corporate

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         performance*.  Based on measures of individual performance, the evaluation of each participant's performance will produce a percentage ranging from 0% to 100% as the factor for individual performance. The product of these two factors then represents the size of the award to be made relative to the maximum award a participant can earn. For example:

                         - - -Performance Factors- - -

                         Formula:       Corporate                   Individual                    Maximum                  Actual
                                         Factor          times        Factor          times        Award           =       Award
                                        --------         -----      ----------        -----       -------                  ------
                                        Range =                     Range =                       (as a                    (as a
                                        66.67-100%                  0-100%                        % of                     % of
                                                                                                  salary)                  salary)

                         Example:       80.00%                      80.00%                        25.00%                   16.00%

III.     Award Payout
         ------------

         The normal method of payment will be in cash, following the close of a plan year;I.E., approximately March of the year following the plan year. (Certain participants in the incentive program may be given the option of receiving their awards on a deferred basis, as permitted by law. Under current regulations, such participants must elect to do so prior to the plan year for which the award is being made, on forms and in a manner prescribed for this purpose.)

IV.      Plan Administration
         -------------------

         A.  Oversight
             ---------

         Overall responsibility for administering the Incentive Compensation Plan is vested in the Corporate Compensation Committee of BayBanks, Inc. The Committee shall perform the following tasks:

         1. Review and determine for appropriateness: (1) the reference group of competitive bank holding companies that will be used in determining the corporate performance factor, and (2) the standards of internal and external comparison used for performance evaluation.

         2. Review all award proposals for appropriateness and to ensure compliance with the Plan.

         3. Review all exceptions to the Plan and bring them to the full Board for ratification.


- - - - - ----------------------------------
*The effect of this factor is to weight the corporate portion of the award 1/3 and the individual performance portion 2/3. However, in unusual circumstances, (E.G., very poor earnings), the Board may set a lower percentage for the corporate performance factor.

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         4.  Recommend to the full Board of Directors any modification to the Plan that the Committee feels is appropriate.

         B.  Annual Procedure
             ----------------

         At the beginning of each plan year, participants will be selected and notified in writing, and incentive targets will be established. The Chief Executive Officer of BayBanks, Inc., or other appropriate BayBanks officer, will review with each participant in the Plan his/her objectives for the year, which also will be prepared in written form.

         Following the close of the plan year, the Chief Executive Officer of BayBanks, Inc., or other appropriate BayBanks officer, will review the performance of Plan participants and develop initial individual award recommendations based on individual performance and judgmental factors. These recommendations will be forwarded to the Corporate Compensation Committee of the BayBanks, Inc. Board.

         The Corporate Compensation Committee of BayBanks, Inc. will request the chief financial officer of BayBanks, Inc. to develop appropriate data for external comparisons and internal targets. These financial comparisons then will be translated into a corporate percentage and used to adjust individual award recommendations as provided for by the award formula (described above).

         Awards will be approved by the Corporate Compensation Committee of BayBanks, Inc., ratified by the BayBanks, Inc. Board, and, in the case of bank executives, also ratified by that executive's board. Awards will then be discussed with each executive by his or her immediate administrative and functional superior.

         Awards will come from the general funds of each executive's direct employer to the respective executive.

V.       Change in Control
         -----------------

         A.  Application of Article
             ----------------------

             This Article will apply following a Change in Control of BayBanks, Inc. (the "Corporation") and will supersede any conflicting provisions of the Plan. For purposes of the Plan and any documents referring to it, a "Change in Control" of the Corporation shall be deemed to have occurred upon the occurrence of any of the following:

             1. Any transaction or series of transactions, as a result of which any "person" (as defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder) (a "Person") is or becomes a "beneficial owner" (as defined in Rule 13d-3 under such act), directly or indirectly, of securities of the Corporation representing thirty percent (30%) or more of the combined voting power of the Corporation's then outstanding voting securities

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         (the "Corporation's Outstanding Voting Securities"); provided, however, that a Change in Control shall not be deemed to have occurred solely because of the acquisition of securities of the Corporation by
         (i) one or more employee benefit plans or related trusts established for the benefit of the employees of the Corporation or any affiliate of the Corporation; or (ii) any Person when such acquisition (A) is effected primarily to prevent the Corporation from being declared insolvent and (B) is approved by the Board of Directors of the Corporation (the "Board").

2. Any change in the membership of the Board such that individuals who are Incumbent Directors (as defined herein) cease for any reason to constitute at least a majority of the Board. The Incumbent Directors shall be (i) those members of the Board who were Directors as of October 27, 1994, and who have served continuously as Directors since such date, and (ii) any other member of the Board who subsequently became a Director and whose election or nomination for election by the Corporation's stockholders at the beginning of his or her current tenure was approved by a vote of at least a majority of the Directors who were then Incumbent Directors, except that no individual shall be an Incumbent Director if such individual's initial assumption of office as a Director occurred as a result of an actual or threatened election contest with respect to the election or removal of Directors, or other actual or threatened solicitation of proxies or consents, by, or on behalf of, a Person other than the Board.

3. The approval by the Corporation's stockholders of a reorganization, merger, consolidation, sale or other disposition of all or substantially all of the assets of the Corporation, or similar transaction (a "Business Combination"), unless all of the following conditions are met, with such conditions being applied as of the date of such approval as if the Business Combination were consummated on such date on the terms then specified in the agreement or plan providing for the Business Combination:

         a. the individuals and entities who are the beneficial owners of the Corporation's Outstanding Voting Securities as of the date of such approval would beneficially own, directly or indirectly, securities representing more than 50% of the outstanding combined voting power of the voting securities that would be outstanding and entitled to vote generally in the election of the governing body of the corporation or other entity resulting from such Business Combination (including, without limitation, a corporation or other entity that as a result of such transaction would own the Corporation or all or substantially all of the Corporation's assets, either directly or through one or more subsidiaries) (the "Resulting Entity"), and the securities of the Resulting Entity that would be owned by such beneficial owners of the Corporation's Outstanding Voting Securities would be owned by them in substantially the same proportions as they own the Corporation's Outstanding
                Voting Securities;

            b. no Person (excluding any corporation or other entity resulting from such Business Combination, and excluding any employee benefit plan or related trust of the Corporation or of such corporation or other entity resulting from such Business Combination) would beneficially own, directly or indirectly, 30% or more of the combined voting power of the outstanding voting securities of the Resulting Entity except to the extent that such ownership existed prior to the Business Combination; and

            c. at least a majority of the members of the board of directors of the Resulting Entity would be persons who were Incumbent Directors at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination.

        4. Approval by the Corporation's stockholders of a liquidation or dissolution of the Corporation (unless the liquidation or dissolution is part of a Business
            Combination excepted from clause 3. above).

B.      Award Payout
        ------------

        Awards paid under this Article shall be paid as soon as possible after the Change in Control unless the participant has elected to receive awards on a deferred basis and has not elected to accelerate deferred awards upon a Change in Control.

C.      Awards for Preceding Year
        -------------------------

        If a Change in Control has occurred following the end of a plan year but before awards have been approved for such year, awards for that year shall be determined by the Corporate Compensation Committee at the time of the Change in Control based on any estimates then available of corporate and individual performance levels for such year. In making the attained performance determination, the Corporate Compensation Committee will make appropriate allowances for the effects of the Change in Control and any related events and circumstances that have a bearing on corporate or individual performance levels.

D.      Pro-Rated Awards for Partial Years
        ----------------------------------

        If a Change in Control has occurred in any year after March, the amount of the award will be equal to the participant's individual performance factor for the most recent year for which individual performance factors were determined multiplied by the maximum incentive award for which the participant is eligible for the year in which the Change in Control occurs, pro-rated to reflect the portion of the year that elapsed prior to the Change in Control. If a current Plan participant was not a Plan participant in the most recent year for which individual performance factors were determined and therefore does not have an applicable individual performance factor, the award for such individual shall equal the average of the applicable individual performance factors for all participants in the same percentage-eligibility category as the participant, multiplied by the participant's salary for the current year.

 E.      Ratification of Awards
         ----------------------

         Awards paid under this Article are automatically deemed to be ratified by the BayBanks, Inc. Board and, in the case of bank executives, by the board of directors of the executive's employer. By ratification and approval of this Plan, each such employer's board hereby delegates to the Corporate Compensation Committee of BayBanks, Inc. authority to determine whether such a Change in Control has occurred and the amount of any awards payable under the Plan upon a Change in Control.

 F.      Amendment of Plan
         -----------------

         After a Change in Control, no amendment or modification of this Plan may be made that would materially adversely affect the rights of participants under this Plan, including without limitation any change in the award deferral provisions that would materially adversely affect the rights of participants to receive previously deferred amounts at the time or times they elect or that would reduce the rate at which interest would accrue on such amounts below the benchmark in use at the time of the Change in Control.

 G.      Enforcement of Awards
         ---------------------

         After a Change in Control, each BayBanks employer will pay all reasonable legal fees, costs and other expenses incurred by any of its executives in enforcing his or her rights under this Plan.

10/20/76
Revised:          10/1/78
                 12/11/80
                  1/27/83
                   3/5/84
                   1/2/85
                   3/2/85
                 12/14/89
                  6/27/91
                 10/27/94




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